SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

June 10, 1998
(Date of earliest event reported)


Community Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware                     0-27030                64-0869537
(State or other      (Commission File Number)     (IRS Employer
jurisdiction of                                 Idenification No.)
incorporation)


333 Court Street, Tupelo Mississippi                 38802
(Address of principal executive offices)          (Zip Code)

601-842-3981
(Registrant's telephone number, including area code)


Not Applicable
(Former name or former address, if changed since last report)





Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     a.   Not applicable

     b.   Not applicable

     c.   Exhibits:
          99(a) Press Release, date June 10, 1998


Exhibit 99(a)
Press Release, dated June 10, 1998

Press Release
June 10, 1998

Contact: Jim Ingram
         601-842-3981

For Immediate Release

COMMUNITY FEDERAL NAMES PRESIDENT


Tupelo, Miss -- Veteran Mississippi banker and civic leader H. Lewis Whitfield has been named president of Tupelo-based Community Federal Savings Bank and Community Federal Bancorp, Inc. As President, Whitfield will report to Community Federal Chief Executive Officer Jim Ingram and will join the Community Federal Board of Directors, said Medford Leake, Community Federal Chairman of the Board, Whitfield's appointment will officially begin July 1.

Prior to joining Community Federal, Whitfield was president of Deposit Guaranty National Bank - Tupelo from 1987 to March of this year. From 1973 to 1986, Whitfield was affiliated with the former First Citizens National Bank, serving the last six years as president of that institution before it merged with Deposit Guaranty. He began his career as a management consultant with Peat, Marwick, Mitchell and Co. and later served as administrative manager of Texas Senator Lloyd Bentsen's Washington Office. Whitfield also served in the United States Army Military Intelligence Branch, where he was awarded an Army Commendation Medal for service in Korea. He earned bachelor's and master's degrees in business from Mississippi State University.

In tandem with his banking tenure, the 55-year-old Tupelo native brings a wealth of community service experience to his new role. He currently serves as chairman of the board of North Mississippi Health Services, Inc., the Yocona Area Council of the Boy Scouts of America and United Methodist Senior Services-Tupelo area. He also serves on the board of directors of CREATE Foundation, United Way of Northeast Mississippi, the Community Relations Association, the Community Development Foundation, the Tupelo Symphony Orchestra and the Mississippi State University Alumni Foundation. He is a past chairman of the Mississippi Economic Council, CDF, CREATE, Good Samaritan Health Services and the Tupelo Symphony Orchestra. He is a past president and founder of the Association for Excellence in Education and was recognized in 1997 as AEE's "Advocate for Education."

"I am very pleased that Lewis Whitfield is joining Community Federal," said Community Federal CEO Jim Ingram. "He brings years of experience while serving as president of Deposit Guaranty and First Citizens National Bank. He is a man of principle and unquestionable integrity. I respect Lewis as a person, a leader, a motivator and involved citizen and I look forward to working with him to enhance the effectiveness of Community Federal."

"We are delighted to have someone of Lewis Whitfield's caliber join us at Community Federal," said Community Federal Chairman Medford Leake. "Our foremost goals at our bank are to provide every customer with the very best personalized service while providing our stockholders with good earnings.
We feel that Lewis Whitfield's experience in banking and his dedicated service to many civic and charitable causes is proof that he believes as we do. We believe that Lewis will make a significant contribution to Community Federal and therefore to this area."

Community Federal was organized in 1933 and went public in 1996. It trades on the NASDAQ market under the symbol of "CFTP".


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned therunto duly authorized.


Date: June 10, 1998           COMMUNITY FEDERAL BANCORP, INC.

                              By: (s) Jim Ingram
                                   Jim Ingram, President and
                                   Chief Executive Officer

                              By: (s) Sherry McCarty
                                  Sherry McCarty, Chief
                                  Finacial Officer